As filed with the Securities and Exchange Commission on July 22, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVANIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0314804
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Enterprise, Suite 400

Aliso Viejo, California 92656

(Address of Principal Executive Offices)

2005 EQUITY INCENTIVE PLAN*

2014 INCENTIVE PLAN*

(Full Title of the Plan)

* See explanatory note on following page

Keith Katkin

President and Chief Executive Officer

30 Enterprise, Suite 400

Aliso Viejo, California 92656

Telephone: (949) 389-6700

Facsimile: (949) 643-6820

(Name and Address of Agent For Service)

Copy to:

Ryan A. Murr

GIBSON, DUNN & CRUTCHER, LLP

555 Mission Street

San Francisco, California 94105

Telephone: (415) 393-8373

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share (3)	325,000 shares	$5.35	$1,738,750	$223.95
Common Stock, $0.0001 par value per share (4)	17,000,000 shares	$5.35	$90,950,000	$11,714.36
Total	17,325,000 shares	$5.35	$92,688,750	$11,938.31

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the registrant’s common stock, par value $0.0001 per share (“Common Stock”), that may be offered or issued in connection with any stock split, stock dividend or similar transaction under the anti-dilution provisions of the registrant’s 2005 Equity Incentive Plan, 2014 Incentive Plan or the forms of awards granted thereunder.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, and based on the average of the high and low sale prices of the registrant’s Common Stock, as quoted on the Nasdaq Global Market, on July 18, 2014.
(3)	Represents shares of Common Stock reserved for issuance pursuant to the registrant’s 2005 Equity Incentive Plan.
(4)	Represents shares of Common Stock reserved for issuance pursuant to the registrant’s 2014 Incentive Plan.

EXPLANATORY NOTE:

This Registration Statement on Form S-8 is being filed by the registrant to register (i) an additional 325,000 shares of Common Stock issuable under the registrant’s 2005 Equity Incentive Plan (the “2005 Plan”), which shares represent the previously approved and announced “evergreen” increase under the 2005 Plan for fiscal year 2014 and (ii) 17,000,000 shares of Common Stock issuable under the registrant’s 2014 Incentive Plan (the “2014 Plan”).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “Commission”) by the registrant, are incorporated herein by reference and made a part hereof:

•	The Registrant’s Annual Report on Form 10-K for the year ended September 30, 2013;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarters ended December 31, 2013 and March 31, 2014;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on November 15, 2013, December 10, 2013, January 10, 2014, February 19, 2014, March 19, 2014, May 5, 2014, and May 7, 2014 (other than the portions of such reports not deemed to be filed); and

•	The description of the common stock of the registrant contained in the registrant’s registration statement on Form 8-A/A (File No. 001-15803) filed on March 25, 2009, including any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The registrant’s Certificate of Incorporation, or the Certificate, provides that, to the extent permitted by applicable law, the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the registrant. The Certificate eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the registrant’s Bylaws, provides that the registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding (whether civil, criminal, administrative, arbitrative or investigative) by reason of the fact that such person is or was a director or officer of the registrant, or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity, against expenses (including attorneys’ fees), judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding. The registrant has entered into indemnification agreements with certain of its directors and officers, which affirm the registrant’s obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions that expand the protection afforded by the registrant’s Certificate and Bylaws. The registrant has also assumed indemnification agreements that the predecessor California corporation had entered into with its directors and officers. The registrant has obtained liability insurance for its officers and directors.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description	Incorporated by Reference Herein

4.1	Form of Common Stock Certificate	Filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K, filed March 25, 2009

4.2	Certificate of Incorporation	Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed March 25, 2009

4.3	Bylaws	Filed as Exhibit 3.2 to the registrant’s Current Report on Form 8-K, filed March 25, 2009

5.1	Opinion of Gibson, Dunn and Crutcher LLP	Filed herewith

23.1	Consent of KMJ Corbin & Company LLP	Filed herewith

23.2	Consent of Gibson, Dunn and Crutcher LLP (filed as a part of Exhibit 5.1)	Filed herewith

24.1	Power of attorney (set forth on signature page)

99.1	Avanir Pharmaceuticals, Inc. 2005 Equity Incentive Plan	Filed as Exhibit 10.21 to the predecessor California corporation’s Annual Report on Form 10-K, filed December 14, 2005

99.2	Avanir Pharmaceuticals, Inc. 2014 Incentive Plan	Filed herewith

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, California, on July 22, 2014.

Avanir Pharmaceuticals, Inc.

By:	/s/ Keith A. Katkin
Keith A. Katkin
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints each of Keith A. Katkin and Christine G. Ocampo, his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith A. Katkin	President, Chief Executive Officer and Director	July 22, 2014
Keith A. Katkin	(Principal Executive Officer)

/s/ Christine G. Ocampo	Vice President, Finance	July 22, 2014
Christine G. Ocampo	(Principal Financial and Accounting Officer)

/s/ Craig A. Wheeler	Director, Chairman of the Board	July 22, 2014
Craig A. Wheeler

/s/ Hans E. Bishop	Director	July 22, 2014
Hans E. Bishop

/s/ David J. Mazzo	Director	July 22, 2014
David J. Mazzo, Ph.D.

/s/ Corinne H. Nevinny	Director	July 22, 2014
Corinne H. Nevinny

/s/ Dennis G. Podlesak	Director	July 22, 2014
Dennis G. Podlesak

EXHIBIT INDEX

Exhibit No.	Description	Incorporated by Reference Herein

4.1	Form of Common Stock Certificate	Filed as Exhibit 4.1 to the registrant’s Current Report on Form 8-K, filed March 25, 2009

4.2	Certificate of Incorporation	Filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed March 25, 2009

4.3	Bylaws	Filed as Exhibit 3.2 to the registrant’s Current Report on Form 8-K, filed March 25, 2009

5.1	Opinion of Gibson, Dunn and Crutcher LLP	Filed herewith

23.1	Consent of KMJ Corbin & Company LLP	Filed herewith

23.2	Consent of Gibson, Dunn and Crutcher LLP (filed as a part of Exhibit 5.1)	Filed herewith

24.1	Power of attorney (set forth on signature page)

99.1	Avanir Pharmaceuticals, Inc. 2005 Equity Incentive Plan	Filed as Exhibit 10.21 to the predecessor California corporation’s Annual Report on Form 10-K, filed December 14, 2005

99.2	Avanir Pharmaceuticals, Inc. 2014 Incentive Plan	Filed herewith